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                                                                     EXHIBIT 10


                        AMENDMENT TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of this 29th day of September, 2000 is made by, between and among BRADLEES, INC., a Massachusetts Corporation, BRADLEES STORES, INC., a Massachusetts Corporation (either of which are herein called the "Company", and both of which are called the "Companies"), and PETER THORNER (the "Executive").

         WHEREAS, the Companies have entered into an employment agreement with the Executive dated October 26, 1995, as amended November 7, 1997, as further supplemented (to reflect compensation adjustments) April 15, 1998, and as further amended May 3, 1999 and June 7, 2000; and

         WHEREAS, by the terms of Article IX of the Amended and Restated Employment Agreement, the Companies are obligated upon the occurrence of certain events to obtain an irrevocable unconditional standby letter of credit in an aggregate amount of $3,000,000 to secure financial obligations the Companies have to the Executive pursuant to the Amended and Restated Employment Agreement (the "Letter of Credit"); and

         WHEREAS, the Companies have obtained the Letter of Credit; and

         WHEREAS, the Executive's rights and responsibilities have been increased significantly under the Agreement to include his rights and responsibilities as Chairman of the Board and Chief Executive Officer of the Companies; and

         WHEREAS, the Executive's compensation, including, without limitation, his annual compensation, his target incentive compensation, and notably, the benefits due to him pursuant to his participation in the Companies' Supplemental Executive Retirement Plan (the "SERP") have also increased significantly under the Amended and Restated Employment Agreement and the SERP commensurate with the increase in his rights and responsibilities under the Amended and Restated Employment Agreement and his longevity in the employ of the Companies; and

         WHEREAS, the Companies obligations to the Executive pursuant to the SERP are unfunded; and

         WHEREAS, the Companies are desirous under certain circumstances of increasing the amount of the Letter of Credit from $3,000,000 to $6,000,000 to reflect the Executive's increased compensation pursuant to the Amended and Restated Employment Agreement and the SERP, and are further desirous of directing that the proceeds of the Letter of Credit, should they be drawn by the Executive in accordance with the Amended and Restated Employment Agreement, be initially applied to obligations of the Companies pursuant to the SERP, and then the remaining proceeds, if any, be applied to other compensation (including severance compensation) due the Executive pursuant to the amended and Restated Employment Agreement.


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         NOW THEREFORE, the Companies and the Executive agree as follows:

         1. Article IX of the Amended and Restated Employment Agreement is hereby amended by the addition of new Section 9.5 as follows:

             9.5 INCREASE IN VALUE OF LETTER OF CREDIt. From and after August 1, 2000, the Companies shall increase the amount of the Letter of Credit from $3,000,000 to $6,000,000 should a) the Executive's compensation, including his annual compensation, his target incentive compensation, and the benefits due to him pursuant to the Supplemental Executive Retirement Plan provided for in Article VIII hereof, increase significantly from the compensation due the Executive as of the Commencement Date hereof, and b) so long as no event of default is caused by such acts or actions, and the amendment or reissuance of the Letter of Credit is otherwise within the parameters of the Companies' credit facility. The Executive shall have the right to apply all proceeds of the Letter of Credit to the Executive's benefits pursuant to the Supplemental Executive Retirement Plan prior to applying the remaining proceeds, if any, to other compensation due the Executive (including severance compensation).

         2. All other terms and conditions of the Amended and Restated Employment Agreement as amended shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          BRADLEES, INC.

Attest:
                                          By: /s/ David L. Schmitt
                                              ---------------------
/s/ Greg Dieffenbach
---------------------                     Its: Senior Vice President

                                          BRADLEES STORES, INC.
Attest:

                                          By: /s/ David L. Schmitt
                                              ---------------------
/s/ Greg Dieffenbach
---------------------
                                          Its: Senior Vice President

Attest:                                   EXECUTIVE

/s/ Greg Dieffenbach                      /s/ Peter Thorner
---------------------                     --------------------------
                                          Peter Thorner